Exhibit 99.1

D.R. HORTON, INC. REPORTS SELECT PRELIMINARY 2018 FOURTH QUARTER AND FISCAL YEAR RESULTS

Company to Release Full 2018 Fourth Quarter and Fiscal Year Results on November 8, 2018

Select Fiscal 2018 Fourth Quarter Highlights - comparisons to the prior year quarter

•	Homes closed increased 11% to 14,674 homes and 9% in value to $4.4 billion

•	Net sales orders increased 11% to 11,509 homes and 10% in value to $3.4 billion

Select Fiscal 2018 Highlights - comparisons to the prior year

•	Homes closed increased 13% to 51,857 homes and 14% in value to $15.5 billion

•	Net sales orders increased 13% to 52,740 homes and 13% in value to $15.8 billion

•	Homes in inventory increased 13% to 29,700 homes

ARLINGTON, Texas, October 9, 2018 - D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today announced select preliminary results for its fourth quarter and fiscal year ended September 30, 2018 to provide an update relative to reported market conditions and recent events.

The Company’s homes closed in the fourth quarter of fiscal 2018 increased 11% to 14,674 homes, compared to 13,165 homes in the same quarter of fiscal 2017. Home sales revenue for the quarter increased 9% to $4.4 billion from $4.0 billion in the same quarter of fiscal 2017. For the fiscal year ended September 30, 2018, homes closed increased 13% to 51,857 homes, compared to 45,751 homes in fiscal 2017. Home sales revenue in fiscal 2018 increased 14% to $15.5 billion from $13.7 billion in fiscal 2017.

Net sales orders for the fourth quarter ended September 30, 2018 increased 11% to 11,509 homes from 10,333 homes in the year-ago quarter, and the value of net sales orders increased 10% to $3.4 billion from $3.1 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2018 was 26%, compared to 25% in same quarter of fiscal 2017. Net sales orders for the fiscal year ended September 30, 2018 increased 13% to 52,740 homes from 46,605 homes in fiscal 2017, and the value of net sales orders increased 13% to $15.8 billion from $13.9 billion. The Company's cancellation rate for fiscal 2018 was 22%, unchanged from fiscal 2017. At September 30, 2018, the Company’s sales order backlog of homes increased 8% to 13,371 homes and 8% in value to $4.0 billion, compared to 12,329 homes and $3.7 billion at September 30, 2017.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered strong fiscal year 2018 results. Our fourth quarter homes closed increased 11%, and sales increased 11% on a 3% decline in active communities. Sales absorptions increased across all of our brands and geographic regions compared to the prior year, showing continued solid demand for our product offerings through September.

“We are confident in our team’s ability to drive growth as economic and housing fundamentals remain favorable, inventory levels are low and we continue to see good demand in our markets, particularly at affordable price points. With almost 30,000 homes in inventory at the end of the year and an attractive lot position, we continue to expect strong performance over the next year and are well-positioned to grow our consolidated revenues at a double-digit pace.”

Supplemental Data
Select updated supplemental data including brand stratification and changes in average active selling communities by region is posted under the presentations section of our investor relations site at investor.drhorton.com. Additional supplemental data will be posted to the site after our earnings call on November 8, 2018.

Conference Call and Webcast Details
The Company will release full financial results for its fourth quarter and fiscal year ended September 30, 2018 on Thursday, November 8, 2018 before the market opens. The Company will host a conference call that morning at 8:30 a.m. Eastern Time (ET). The dial-in number is 877-407-8033. Participants are encouraged to call in five minutes before the call begins (8:25 a.m. ET). The call will also be webcast from the Company’s website at investor.drhorton.com.

A replay of the call will be available after 2:00 p.m. ET on Thursday, November 8, 2018 at 877-481-4010. When calling, please reference conference ID #37936. The replay will also be available from the Company’s website at investor.drhorton.com. The replay will be available through midnight ET on November 15, 2018.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for sixteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 80 markets in 26 states across the United States and closed 51,857 homes during its fiscal year ended September 30, 2018. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are confident in our team’s ability to drive growth as economic and housing fundamentals remain favorable, inventory levels are low and we continue to see good demand in our markets, particularly at affordable price points. The forward-looking statements also include that with almost 30,000 homes in inventory at the end of the year and an attractive lot position, we continue to expect strong performance over the next year and are well-positioned to grow our consolidated revenues at a double-digit pace.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2018		2017		2018		2017
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,625	$465.7	1,460	$411.0	6,994	$1,988.8	6,039	$1,708.9
Midwest	496	191.6	378	152.3	2,209	864.3	1,841	722.6
Southeast	3,972	1,058.1	3,556	925.7	17,380	4,640.7	15,575	4,068.9
South Central	3,025	755.3	2,516	630.1	15,317	3,849.8	13,374	3,339.1
Southwest	672	177.1	674	154.3	3,179	784.4	2,693	620.5
West	1,719	782.6	1,749	842.7	7,661	3,632.7	7,083	3,481.2
	11,509	$3,430.4	10,333	$3,116.1	52,740	$15,760.7	46,605	$13,941.2

HOMES CLOSED
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2018		2017		2018		2017
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,897	$535.5	1,710	$478.7	6,697	$1,893.0	5,796	$1,639.1
Midwest	610	236.9	552	214.5	2,186	857.5	1,892	734.1
Southeast	4,817	1,280.8	4,209	1,098.4	17,216	4,573.3	15,571	4,085.7
South Central	4,117	1,035.9	3,497	880.6	14,940	3,760.4	13,258	3,339.1
Southwest	921	220.2	861	194.5	3,094	725.4	2,505	578.5
West	2,312	1,070.6	2,336	1,168.4	7,724	3,692.4	6,729	3,276.7
	14,674	$4,379.9	13,165	$4,035.1	51,857	$15,502.0	45,751	$13,653.2

SALES ORDER BACKLOG
	As of September 30,
	2018		2017
	Homes	Value	Homes	Value
East	1,841	$548.6	1,544	$452.8
Midwest	442	179.2	419	172.5
Southeast	4,221	1,172.3	4,057	1,104.9
South Central	4,492	1,151.8	3,956	1,018.1
Southwest	928	251.7	843	192.7
West	1,447	725.3	1,510	785.0
	13,371	$4,028.9	12,329	$3,726.0